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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated March 27, 1998, relating to the consolidated financial statements of The Source Information Management Company.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                            /s/ BDO Seidman, LLP
                                                                BDO Seidman, LLP



St. Louis, Missouri
April 23, 1999